AGREEMENT FOR TRANSFER AND SALE OF
                           PROPERTY AND CERTAIN ASSETS

     THIS AGREEMENT IS MADE AS OF OCTOBER 1, 2001, BY AND BETWEEN NOVAHEAD, INC., AN ARIZONA CORPORATION (THE "SELLER"), AND BUTTERFIELD-BLAIR, INC., A COLORADO CORPORATION, (THE "PURCHASER").

                              W I T N E S S E T H:

     WHEREAS, the Seller is the owner of certain Assets, Contracts, Contract Rights, Product Rights, various intellectual properties and Licenses and desires to sell such property and all rights to such property to Purchaser;

     WHEREAS, the Purchaser desires to purchase such property from Seller for the consideration and on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, and the mutual covenants of the parties hereto and other good and valuable consideration had and received by each of the parties to this Agreement, receipt and sufficiency of which is hereby acknowledged, and the parties hereto hereby agree as follows:

                                    ARTICLE I

PROPERTY AND CERTAIN ASSETS TRANSFERRED AND WARRANTY OF SELLER

A. Seller hereby grants, bargains, sells, and conveys, transfers, assigns, sets over, abandons, and delivers unto Purchaser in return for the purchase price to be paid by Purchaser as set forth herein below, all right, title and interest of Seller in and to the following Assets:

1.  (Described  in  Exhibit  A)

All Assets of Seller to be transferred to the Purchaser pursuant hereto, including all Softwares developed and Softwares in develpement, Contracts and pending Contracts, Contract Rights, Proprietary Rights, Licenses, Domain Name " which are sometimes hereinafter collectively referred to as the "Property".

B.   Seller  hereby  represents  and  warrants  to  Purchaser  as  follows:

     1. That Seller is the owner of the Property free and clear of any and all claims to free of any conditions, restrictions, liens, charges, encumbrances, and any adverse claims or rights and pledges and assignments whatsoever.


                  Agreement for Transfer and Sale of Property and Certain Assets

     2. That Seller has no knowledge of nor is aware of any circumstances that would support any claim that would prevent Purchaser from using the Property.

     3. That the Property (described in Exhibit A) and any proprietary information is secret, confidential and represents proprietary know-how of Seller and shall remain so.

     4. That the Contracts, Contract Rights, Property and certain other Assets sold do make up all or substantially all of the Assets of the Seller.

     5. That the Seller's controlling Shareholders acknowledge on behalf of the Company approval by the Shareholders is hereby given. Acknowledgment of same shall be so disclosed in the Certificates of Resolutions by the Sellers and Purchasers noted herein.

C. Seller agrees to disclose to Purchaser any and all improvements in the technologies of the Property and agrees that such improvements shall become the property of the Purchaser.

                                   ARTICLE 11
                      AGREEMENT TO MAINTAIN CONFIDENTIALITY

     Except as otherwise provided in Article I above, Seller covenants and warrants that no other person has had any knowledge obtained through him of the Property except under a properly effected Confidentiality Agreement. Seller and Purchaser agree that they will at all times hereafter preserve the secrecy of the Property and not disclose any confidential information pertaining to the property to any person not expressly authorized by Purchaser in writing and Seller will not make or permit to have made any unauthorized use or disclosure of the Property.

                                   ARTICLE III
                           EFFECTIVE DATE OF TRANSFER

     The effective date of the Agreement shall be October 1, 2001. Purchaser shall be the owner of all rights transferred herein and to the Property as of the effective date of this Agreement noted in Exhibit A.

                                   ARTICLE IV
                   PURCHASE PRICE AND A WARRANTY BY PURCHASER

     The purchase price for the property is four Million dollars ($4,000,000) payable by Purchaser to Seller, shall be as follows:

A. Delivery of eight Million (8,000,000) Shares of Restricted Common Stock under Rule 144 to seller within a 60 day period from the effective date of this Agreement, subject to applicable Federal and State Securities Laws to the Sellers Shareholders. (see Exhibit B Acquisition of Stock Letter)


                  Agreement for Transfer and Sale of Property and Certain Assets

B. The Directors and Officers hereby on Closure of this Agreement by Certificate of Resolutions (see Exhibit C) will Elect the designated Directors by the Seller and submit resignations of the Purchaser's Board of Directors and Officers.

C. The Officers shall submit to the Company Treasury for cancellation one million and fifty thousand (1,050,000) Shares of Common Stock with President Verlin V. Taylor surrendering nime hundred and seventy five thousand (975,000) Shares and Secretary Brian C. Robinson surrendering seventy five thousand (75,000) Shares.

                                    ARTICLE V
                                 INDEMNIFICATION

Seller agrees to indemnify, from all damages asserted, hold harmless from all claims and pay all legal fees and expenses, including retainers and all ongoing billings, for any challenge, whether in litigation or demand, to Purchaser's acquired ownership rights to the Property and any Property free and clear of all liens claims and encumbrances. Failure to indemnify, hold harmless, and pay all legal fees and expenses on a current basis shall be a default and subject Seller to the provisions of Article V.

Purchaser agrees to indemnify, hold harmless, and agrees to defend Seller for any and all liabilities, known or unknown, and any acts or actions, whether financial or otherwise, taken on behalf of the Company, Butterfield-Blair from the inception of Butterfield-Blair until this document is signed by all parties.

                                   ARTICLE VI
                                  MISCELLANEOUS

A. This Agreement contains the terms of all Agreements of the parties hereto regarding the transfer of the Property by Seller to Purchaser and supersedes all prior, written and oral Agreements in effect as of the date hereof

B. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns, as the case may be.

C. This Agreement shall be governed by and construed under the laws of the State of .Arizona.

D. All notices and other communications to be given by the parties among themselves pursuant to this Agreement shall be 'in writing, by United States mail, postage prepaid, certified mail, return receipt requested or if hand-delivered then delivered to either of the parties at the following addresses:


                  Agreement for Transfer and Sale of Property and Certain Assets

IF TO THE SELLER:                             IF TO THE PURCHASER:

Novahead, Inc.                                ButterField Blair, Inc.
c/o Tom Sweeney, President                    c/o Mr. K. Mark Deubner, Esq.
2130 East Turney Ave.                         7000 E. Princess Dr. Suite1249
Phoenix, AZ 85016                             Scottsdale, AZ. 85255

Either party may change its address to which any notices, communication, or payments are to be made hereunder by giving prior written notice to the other party thereof in the manner provided for in this section.

E. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such terms and conditions shall be deemed severed from the remainder of this Agreement, and the Agreement shall continue in all respects to be valid, binding, and enforceable.

F. This Agreement may be executed simultaneously in multiple counterparts each of the same force and effect. All covenants of the parties hereto shall survive the termination of this Agreement.

G. This Agreement may not be amended, modified or supplemented except by a written instrument executed by duly authorized officers of Purchaser and Seller.

H. The parties hereto shall from time-to-time execute and deliver such further instruments or take such further action as any party hereto or its counsel may reasonably request to effectuate the intent of this Agreement, including without limitation the execution and delivery of any and all documentation necessary to copyright and/or trademark the Property transferred hereunder or to transfer the same to Purchaser.

     IN WITNESS WHEREOF, EACH OF THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AND DELIVERED TO THE OTHER AS OF THE DATE FIRST WRITTEN ABOVE.

       SELLER: NOVAHEAD, INC.


DATED_____________________________BY _______________________________
MR.THOMAS J. SWEENEY, PRESIDENT

PURCHASER: BUTTERFIELD-BLAIR, INC.


DATED_____________________________BY _______________________________
MR. VERLIN V. TAYLOR, PRESIDENT


                  Agreement for Transfer and Sale of Property and Certain Assets

EXHIBIT A

                                 NOVAHEAD, INC.
                        ASSETS & INTELLECTUAL PROPERTY'S:

1. XPONENTIAL(TM) SERVER... patent applied for.

* Rapid deployment and configuration.
* Platform neutral -- certify on Win2000, Linux, and Solaris OS's
* Open standard technology platform -- Java, XML, XHTML, XSL, Javascript,WML, etc.
* User and contextual security -- 2 visible layers and 3-6 hidden layers.
* Integration into existing systems rather painless -- only a schema is needed with secure access
* User stand alone system

NOVAHEAD  SOFTWARES  FEATURES:

* novahead "services" allows continued numerous operations at once, one operation does not have to shut your other services down to add or update existing services. Same applies to applications and business rules.
*  Security  is  controllable  at  every  level  by  individual  user  and group
* Standard security technologies can be used to secure pipe (SSL, SSH, Certificates, etc)
* Can extend and build new tools within itself. Don't need externally licensed tools.
*  Customization  is  done  without  shutting down all services or applications.
*  Multiple  data  sources  and  data  targets  for  a  single  application.
* Customization available to end user at every level in form of preferences determined by service developer.
*  Publication/Syndication  model  for  both  content  and application services.
* Administrative services and interfaces available within the same interfaces, the implication being that an authorized and authenticated user could do service administration and messaging from wireless device if need be.
*  Future  releases  in  development  will include Jabber Messaging integration.

2.SMACKLITE:

SMACKLITE an e-CRM Software powered by: novahead Inc.

NOVAHEAD SOFTWARES WILL ACCESS DATA AT ALL TIMES

Empowers the business industry to allow sales professionals with the data that they need to do transactions with their clients on site. Smacklite allows telesales, field reps, and managers the information to stay informed and connected at all times. novahead Inc. develops Customer Relationship Management software that can be used everywhere. Have accurate and access to sales information at all times with true bi-directional data available wirelessly.

TRUE WIRELESS

novahead runs on any wireless platform. Choose the device that you want. Palm VII, Handspringand(TM) iPAQ(TM) are the most popular PDA though there are other devices that novahead recommends to clients. The true flexibility of smacklite allows all activities in the system to be accessed via PDA or Browser.

MANAGED TRANSACTIONS INSTANTLY

With Smacklite one knows what is in your sales pipeline. Manage multiple accounts and deals from any stage of the sales process. novahead offers customized software that works with the sales processes that business have developed. Track the movement of transactions from start until close.

KNOW CUSTOMERS AND PROSPECTS

With Smacklite access detail of your contacts and companies anywhere. Have all of your customer information on the road or at home. Be able to review notes and history of activities with people or companies. Track information critical to your organization in customized screens.

UNLIMITED POSSIBILITIES

Upgrades to the system or new features automatically roll-out to users. Install the Xponential server on virtually any platform (Windows, Linux, Sun . . etc.) and upgrades occur on remote systems automatically. With real time data and automatic upgrades never be out of sync again.

With Smacklite work the way you want to . . .Not the way you have to.

3. NOVAHEAD GLOBAL NETWORK

     1.  Create  novahead  Global  Network
     2.  Private  label  system  to  companies  with  large  customer  base.
     3.  Customers  access  web  site  of  company  with user name and password.
     4. Customer has access to all information about company and services available
     5. Company gives customer their own private software: FAMILYMATTERS (SmackLite)
     6. Customer can customize their software or choose from pre-designed format
     7. Customer can now drive all FAMILYMATTERS data to their own phone/PDA live and bi-directionally.
     8.  Logical  candidates:  Sprint,  Cricket,  Kyocera,  Compass,
     9. Logical companies: Ford, Farmers, Cendant, GM, Bank of America, etc. The data in numbers 8 and 9 are in various stages of testing and/or contract negotiation.

INTELLECTUAL SOFTWARE'S WILL PROVIDE FOR THE INDUSTRY:

     1.  Constant  contact  with  customers.
     2. Give value to customer by providing them with their own private secure software and data on their desktop and live bi-directional use of FAMILYMATTERS on their own PDA or smartphone.
     3.  Provide  PDA  and/or  smartphone to customers at bargain price or free.
     4. Market daily to customer, write orders, contracts on site also provide instant research in the field with the customer,
     5.  Customers  can  pay  for  or  buy  products  and  services  online.
     6.  Provide customer with low flat monthly fee for smartphone connectivity.
     7. Company services integrated with FAMILYMATTERS, e.g. calendar, etc as needed
     8.  Customer  has  hyperlink  to  company  service  representive
     9.  All  data  is  encrypted

ADVANTAGES TO NOVAHEAD:

1.  NOVAHEAD  markets  to  a  few  large  companies
2.  We  provide  private  label  global  network  to  companies
3.  We  partner  with  phone  company  and  collect  $2/month  per  member
4. We generate revenue by charging $1/month per member with $100M annual revenue cap with three-year contract.
5.  We  don't  have  to  advertise  nor  market  to  the  world.
6. We can provide a private label global network many times over the world over.

INTELLECTUAL SOFTWARE'S ADVANTAGE IN THE MARKET PLACE:

     1. No one is providing a private label global network to companies using live bi-directional PDA's for their customers. These Software's will.
     2. No one is giving private and secure software to their customers with live bi-directional PDA capability. These Software will.
     3. No one has software for the family with the capabilities of FamilyMatters.
     4. Properties produce a large ROI for our customers on many levels: information speed at hand, new revenue, product loyalty, customer loyalty, targeted advertising and marketing, unique customer relationship management.

4. KIDLINK

     A unique interface between novahead Global Network, SmackLite and the Xponential server that allows parents to be able to communicate with their child all day everywhere. The child has to have at least a alpha-numeric pager or cell phone to respond. Employees are at the same communication level with the company and/or any customer. The properties can create speed for the highway of information that has never has been produced as of this date. Many development trials have been performed for large business institutions that has proven such actions. Contracts are pending.

5.   MISCELLANEOUS EQUIPMENT:  NOT DOLLAR BOOKED IN THE ASSET PER AGEEMENT.

          1.  Eight computers      $9,600
          2.  Six printers:         1,200
          3.  Five PDA's            1,700
          4.  Scanner                  76
          5.  CDRW external           150
          6.  Office furniture      1,000

6.   DOMAIN NAME:    NOVAHEAD.COM

7.   TRADE NAME:     NOVAHEAD, INC.

                                    EXHIBIT B

                          ACQUISITION OF STOCK LETTER

                           ACQUISITION OF STOCK LETTER


October 1, 2001

Butterfield-Blair, Inc.
C/O K. Mark Deubner, Esq.
7900 E. Princess Dr., Suite 1249
Scottsdale AZ 85255


Re: Acquisition of the Assets of novahead, Inc. an Arizona Corporation, by Butterfield-Blair, Inc., a Colorado Corporation

Gentlemen:

     In connection with the acquisition by the undersigned of shares of Common Stock $.001 par value per shares, (collectively the "Shares") of Butterfield-Blair, Inc., a Colorado Corporation (the "Company"), pursuant to the acquisition of the Assets of novahead, Inc. an Arizona Corporation, noted in the Agreement herein and as an inducement to issue the Shares to the undersigned, the undersigned for itself and its successors and assigns, hereby represents, warrants and agrees with us as follows:

     1. The undersigned is acquiring the Shares for investment and not with a view to the distribution thereof, and is familiar with the meaning of such representation and covenants and understands the restrictions which are imposed thereby. More specifically, but without limitation, the undersigned understands that in the view of the Securities and Exchange Commission, one who acquires securities for investment is not exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), if one merely acquires such securities for resale upon the occurrence or nonoccurrence of some predetermined event or for holding for a fixed or determinable period in the future.

     2. The undersigned agrees that a legend reading substantially as follows may be placed on any and every certificate representing all or any portion of the Shares:

          "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold, assigned or transferred in the absence of an effective Registration Statement for the Shares under the Securities Act of 1933, as amended, receipt of a "no action" letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Company that the Registration is not required under said Act."

The undersigned agrees that the Company will place on its and/or its transfer agent's books such "Stop Transfer" notice or orders as may be necessary for the purpose of implementing the terms, covenants, conditions and provisions of this investment letter.

     3. The undersigned has been advised that in reliance of the representations, warranties and agreements herein made by the undersigned, the issuance and delivery of the Shares to the undersigned will be not registered under the Act on the ground that the issuance and delivery thereof is exempt from registrations provisions of the Act by virtue of Section 4 (2) thereof as a transaction by an issuer not Involving any public offering.

     4. The undersigned represents and warrants that the acquisition of the Shares came about as a result of direct communications between the Officers and Directors of the Company and the undersigned and did not result from any form of general advertising or general solicitation including but not limited to, advertisements or other communications in newspapers, magazines, or other media; broadcasts on radio or television, seminars or promotional meetings or any letter, circular or other written communication.

                                     Very truly yours,

                                     novahead, Inc., an Arizona Corporation


By:_____________________________
                                     Thomas J. Sweeney, Chief Executive Officer.

                                    EXHIBIT C

                                  NOVAHEAD, INC

                     CERTIFICATE OF SECRETARY'S RESOLUTIONS

                            CERTIFICATE OF SECRETARY

                                  NOVAHEAD, INC
                            (AN ARIZONA CORPORATION)


The undersigned, Mr. Brian Anderson, hereby certifies that:

1.   I am the duly qualified and acting Secretary of novahead, Inc.

2. The following is a true copy of a resolution adopted by the unanimous written consent of the Board of Directors of the Corporation at a meeting on the 28th day of September 2001:

     WHEREAS, this Corporation at the Board meeting of September 28th accepted the terms and conditions of the Agreement For Transfer And Sale Of Property And Certain Assets between Butterfield-Blair, Inc. and novahead, Inc. ("novahead") and ratified the shareholder's vote to sell the Assets of novahead.

To be issued per the terms of the Agreement:

     Certificates representing eight million (8,000,000) Common Stock Shares of Butterfield-Blair, Inc., at $0.001 par value per Share in exchange for the Assets of novahead, Inc. pursuant to the Agreement For Transfer And Sale Of Property And Certain Assets between Butterfield-Blair, Inc. and novahead, Inc.

     IT WAS RESOLVED, that the President of, Treasurer and the Secretary and/or Director's of, this Corporation be, and they hereby are, authorized and instructed to sign the Agreement and comply to all the terms and conditions so stated in the Agreement by this Corporation, for the considerations stated therein;

     IT WAS FURTHER RESOLVED, that the Officers and/or Director's of this Corporation be and they hereby are, authorized and directed to execute all documents and to take such action as they may deem necessary or advisable to carry out the terms of the Agreement described above.

     SLATE of a new Board of Directors was submitted by novahead. The new directors are: Thomas J. Sweeney, Chairman of the Board; Brain Anderson, Director; Shane McKee, Director, and Burk Price, director.


Dated:  September 29, 2001                 -----------------------------------
                                           MR. BRIAN ANDERSON, SECRETARY

                                    EXHIBIT C

                             BUTTERFIELD-BLAIR, INC

                     CERTIFICATE OF SECRETARY'S RESOLUTIONS

                        DIRECTORS & OFFICERS RESIGNATIONS

                            CERTIFICATE OF SECRETARY

                             BUTTERFIELD-BLAIR, INC
                             (A COLORADO CORPORATION)

The undersigned, Mr. Brian C. Robinson, hereby certifies that:

1.   I am the duly qualified and acting Secretary of Butterfield-Blair, Inc.

2. The following is a true copy of a resolution adopted by the unanimous written consent of the Board of Directors of the Corporation at a meeting on the 29th day of September 2001:

     WHEREAS, this Corporation at the Board meeting of September 29th accepted the terms and conditions of the Agreement For Transfer And Sale Of Property And Certain Assets between Butterfield-Blair, Inc. and novahead, Inc. ("novahead") and ratified the shareholder's vote to acquire the Assets of novahead. Upon the completion of the above Agreement, dated October 1, 2001, the Secretary, Mr. Brian Robinson is authorized to sign for the exchange and transfer of the Common Stock Shares, (indicated below) in return for the Agreement signed by a novahead designee, which is attached as part of this Certificate of Resolution.

To be issued per the terms of the Agreement:

     Certificates representing eight million (8,000,000) Common Stock Shares of Butterfield-Blair, Inc., at $0.001 par value per Share in exchange for the Assets of novahead, Inc. per the Asset Acquisition Agreement.

To be surrendered by the former Directors per the terms of the Agreement:

     Certificates representing one million and fifty thousand (1,050,000) Common Stock Shares of Butterfield-Blair, Inc., at $0.001 par value per Share, which leaves a balance of one million two hundred and thirty six thousand (1,236,000) Common Stock Shares for the former Directors of Butterfield-Blair, Inc.

     IT WAS RESOLVED, that the President of, Treasurer and the Secretary and/or Director's of, this Corporation be, and they hereby are, authorized and instructed to sign the Agreement and comply to all the terms and conditions so stated in the Agreement by this Corporation, for the considerations stated therein;

     IT WAS FURTHER RESOLVED, that the Officers and/or Director's of this Corporation be and they hereby are, authorized and directed to execute all documents and to take such action as they may deem necessary or advisable to carry out the terms of the Agreement described above.

     ELECTION of a new Board of Directors submitted by novahead, Inc. was effected. The new directors are: Thomas J. Sweeney, Chairman of the Board; Brain Anderson, Director; Shane McKee, Director, and Burk Price, director.

     RESIGNATIONS of the former Board of Directors were accepted.


Dated:  September 29, 2001                -------------------------------------
                                          MR. BRIAN C. ROBINSON, SECRETARY

                              OFFICIAL RESIGNATION

     I, Brian C. Robinson, pursuant to a Merger Agreement entitled "Agreement For Transfer And Sale Of Property And Certain Assets by and between novahead, Inc. (an Arizona Corporation) and Butterfield-Blair, Inc. (a Colorado Corporation)" which was approved by 97.55% of the Butterfield-Blair, Inc. Shares voting in favor of the exchange and zero voting against the exchange, and 100% of the novahead, Inc. Shares voting in favor of the exchange and zero voting against the exchange, knowing of no legal impediment, pending or threatened litigation against Butterfield-Blair, Inc. or any other reason, officially tender my resignation as Secretary of the corporation and as a Director of the Board of Butterfield-Blair, Inc.


Dated:  October 1, 2001


By:
    -------------------------------------------
    Brian C. Robinson, former Secretary and
    former Director of Butterfield-Blair, Inc.

                              OFFICIAL RESIGNATION

     I, Verlin V. Taylor, pursuant to a Merger Agreement entitled "Agreement For Transfer And Sale Of Property And Certain Assets by and between novahead, Inc. (a Arizona Corporation) and Butterfield-Blair, Inc. (a Colorado Corporation)" which was approved by 97.55% of the Butterfield-Blair, Inc. Shares voting in favor of the exchange and zero voting against the exchange, and 100% of novahead, Inc. Shares voting in favor of the exchange and zero voting against the exchange, knowing of no legal impediment, pending or threatened litigation against Butterfield-Blair, Inc. or any other reason, officially tender my resignation as President of the corporation and as a Director of the Board of Butterfield-Blair, Inc.


Dated:  October 1, 2001


By:
   -----------------------------------------------------------
   Verlin V. Taylor, former President and
   former Chairperson of the Board  of Butterfield-Blair, Inc.

                            BUTTERFIELD-BLAIR, INC.
                          SPECIAL SHAREHOLDER MEETING
                               SECRETARY'S REPORT


29th Day of September 2001

10:00 a.m.

     Present at the meeting were Verlin V. Taylor, Incorporator, Chairman of the Board of Directors and President and Brian C. Robinson, a Director and corporate secretary.

     Mr. Taylor called the meeting to order. The Chairman noticed all in attendance that this Special Shareholder Meeting was called to vote on the acquisition of the assets of novahead, Inc. as recommended by the corporation's consultant, Act Financial Services, Inc., its president, Arthur W. Taylor and corporate counsel, Kenneth Mark Deubner, Esq.

The Chairman asked whether any shareholder objected to having the meeting on short notice. No objection being raised, the Chairman advised the attendees that failure to raise an objection and attendance at the meeting in person or by proxy constituted a waiver of the short notice. Again, no objection was raised.

     Before proceeding with the business of the meeting, the Chairman called on the Secretary to read from a complete list of the stockholders of record as of the 28th day of September 2001. The Chairman asked the Secretary to record the fact that the stockholders of record received personal notice of the meeting time. The Secretary reported from the list that two million two hundred and eighty six thousand (2,286,000) shares were outstanding and eligible to vote on the matter at hand. The Secretary reported that a quorum was present and that two million two hundred and thirty thousand (2,230,000) shares of common stock were represented at the meeting either personally or by proxy.

     The Chairman then announced the business of the meeting: The acquisition of the assets of novahead, Inc. The Chairman asked whether there were any questions before calling for a vote on the matter. No questions were asked. The Chairman asked for a motion to approve the acquisition.

     A shareholder moved that the acquisition be approved. Another shareholder seconded the motion.

     The Chairman called for a vote on the matter, then called upon the Secretary to determine how the shareholders voted.

     The Secretary announced that the vote was two million two hundred and thirty thousand(2,230,000) shares or 97.55% for the acquisition and none against it. The shareholder list of votes is attached to this report.

     The Chairman announced that the motion carried and the acquisition of the assets of novahead, Inc. is hereby approved.

     There being no further business to be discussed or conducted, the Chairman asked for a motion to declare the meeting at an end.

     A shareholder moved that the meeting be closed. Another shareholder seconded the motion.

     The Chairman called for a vote. The motion passed. The Chairman adjourned the meeting.

Approved  by:



--------------------------------           -----------------------------------
VERLIN V. TAYLOR                           BRIAN C. ROBINSON
CHAIRMAN OF THE BOARD                      SECRETARY

                MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS
                    OF NOVAHEAD, INC., AN ARIZONA CORPORATION


     Pursuant to Arizona Statutes this meeting of the Board of Directors of novahead, Inc. was called without a formal written notice whereat the following actions were taken:

          TIME AND PLACE

     The following are the minutes of the meeting of the Board of Directors of novahead, Inc., an Arizona corporation, held at 2130 East Turney Ave., Phoenix, AZ 85016, on the 28th day of September 2001, at 1:00 p.m., said meeting having been held on the call of the duly elected directors.

          AUTHORITY TO ACT

     Present at this meeting were Thomas J. Sweeney, Brian Anderson, Shane McKee and Burk Price duly elected directors of the corporation.

          SALE OF THE ASSETS OF THE COMPANY

     The Directors discussed the matter of selling the assets of the Company to Butterfield-Blair, Inc. in exchange for eight million (8,000,000) shares of Butterfield-Blair, Inc. Common Stock. On motion duly made, seconded, and unanimously carried, it was:

     RESOLVED, that the Company sell all its assets to Butterfield-Blair, Inc. in exchange for eight million (8,000,000) shares of Butterfield-Blair, Inc. Common Stock.

          DISTRIBUTION OF THE BUTTERFIELD-BLAIR, INC. STOCK

     The Directors discussed the matter of how to distribute the eight million (8,000,000) shares of Butterfield-Blair, Inc. Common Stock. On motion duly made, seconded, and unanimously carried, it was:



              Minutes of the Meeting of the Board of Directors of novahead, Inc.
                                               An Arizona Corporation - Page - 1

     RESOLVED, that the following shareholders each receive two million (2,000,000) shares each of Butterfield-Blair, Inc. Common Stock:

     Thomas J. Sweeney
     Brian Anderson
     Shane McKee
     Burk Price

     The undersigned acknowledge this as a true copy of the resolutions hereby adopted by unanimous, written consent of the Board of Directors

     Dated:  September 28, 2001

                                        Brian Anderson, Secretary
               ------------------------

                                        Thomas J. Sweeney, C.E.O.
               ------------------------

               APPROVAL OF MINUTES

     The foregoing minutes are approved as the acts of the Directors of the corporation.

Signed:  September 28, 2001


                                       Brian Anderson, Director
               ------------------------

                                       Thomas J. Sweeney, Director
               ------------------------

                                       Shane McKee, Shareholder
               ------------------------

                                       Burk Price, Shareholder
               ------------------------


              Minutes of the Meeting of the Board of Directors of novahead, Inc.
                                               An Arizona Corporation - Page - 2

                                 NOVAHEAD, INC.
                           SPECIAL SHAREHOLDER MEETING
                               SECRETARY'S REPORT


28th Day of September 2001

10:00 a.m.

     Present at the meeting were Thomas J. Sweeney, Chairman of the Board of Directors and Chief Executive Officer, Brian Anderson, a Director and corporate Secretary, Shane McKee, a Director and Burk Price, a Director.

     The Chairman called the meeting to order. The Chairman noticed all in attendance that this Special Shareholder Meeting was called to vote on the sale of the assets of novahead, Inc. to Butterfield-Blair, Inc.

The Chairman asked whether any shareholder objected to having the meeting on short notice. No objection being raised, the Chairman advised the attendees that failure to raise an objection and attendance at the meeting in person or by proxy constituted a waiver of the short notice. Again, no objection was raised.

     Before proceeding with the business of the meeting, the Chairman called on the Secretary to read from a complete list of the stockholders of record as of the 27th day of September 2001. The Chairman asked the Secretary to record the fact that the stockholders of record received personal notice of the meeting time. The Secretary reported from the list that eight million (8,000,000) shares were outstanding and eligible to vote on the matter at hand. The Secretary reported that a quorum was present and that eight million (8,000,000) shares of common stock were personally represented at the meeting.

     The Chairman then announced the business of the meeting: The sale of the assets of novahead, Inc. to Butterfield-Blair, Inc. The Chairman asked whether there were any questions before calling for a vote on the matter. No questions were asked. The Chairman asked for a motion to approve the acquisition.

     A shareholder moved that the sale be approved. Another shareholder seconded the motion.

     The Chairman called for a vote on the matter, then called upon the Secretary to determine how the shareholders voted.

     The Secretary announced that the vote was 8,000,000 shares or 100% for the acquisition and none against it. The shareholder list of votes is attached to this report.

     The Chairman announced that the motion carried and the sale of the assets of novahead, Inc. to Butterfield-Blair, Inc. is hereby approved.

     There being no further business to be discussed or conducted, the Chairman asked for a motion to declare the meeting at an end.

     A shareholder moved that the meeting be closed. Another shareholder seconded the motion.

     The Chairman called for a vote. The motion passed. The Chairman adjourned the meeting.

Approved  by:


-----------------------------            ---------------------------------
THOMAS J. SWEENEY                        BRIAN ANDERSON
CHAIRMAN OF THE BOARD                    SECRETARY